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                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19106-6996
                                 (215) 988-2700
                              (215) 988-2757 (fax)
                                   www.dbr.com


                                  June 22, 2001


VIA EDGAR TRANSMISSION
----------------------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  THE GALAXY FUND (FILE NO. 333-58140)
               ------------------------------------

Ladies and Gentlemen:

                  In connection with the solicitation of shareholder approval of the reorganization of the Pillar Balanced Fund of The Pillar Funds into the Asset Allocation Fund of The Galaxy Fund (the "Company"), on behalf of the Company and pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, enclosed herewith for filing is a letter sent to the shareholders of the Pillar Balanced Fund regarding the proxy, which relates to the Combined Proxy Statement/Prospectus that was filed with the Commission on April 2, 2001 as part of the Company's registration statement on Form N-14 and later re-filed on May 8, 2001 as Pre-Effective Amendment No. 1 thereto.

                  Questions concerning this filing may be directed to the undersigned at 215-988-2442.


                                   Sincerely,



                                   /s/ Edward T. Searle
                                   --------------------
                                   Edward T. Searle


Enclosure

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                          PLEASE VOTE YOUR PROXY TODAY
 SPECIAL MEETING OF SHAREHOLDERS OF THE PILLAR FUNDS SCHEDULED FOR JULY 19, 2001


Dear Shareholder:

We recently sent you proxy materials in connection with a Special Meeting of Shareholders of THE PILLAR FUNDS and have not yet received your vote. Your vote is important! Please take a moment now to review the proxy statement, sign the proxy/voting instruction card and return the card immediately if you have not done so already. For your convenience, we are enclosing another proxy/voting instruction card along with a pre-paid postage envelope.

PLEASE NOTE THAT IF YOUR BROKER HOLDS OF RECORD YOUR SHARES IN THE THE PILLAR FUNDS, HE OR SHE DOES NOT HAVE THE DISCRETION TO VOTE ON THESE PROPOSALS. THEREFORE, WE ARE ASKING YOU TO COMPLETE THE ENCLOSED PROXY/VOTING INSTRUCTION CARD.

Exercising your right to vote on matters that affect the Funds in which you have invested is an important responsibility. No matter how small or large your investment may be, your vote counts.

We appreciate your time and attention to this important matter. If you have already cast your vote, please disregard this letter and accept our sincere thanks.